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                                                                    EXHIBIT 10.8

                                     WARRANT

                      To Purchase Shares of Common Stock of

                                FITNESSAGE, INC.

                          Dated as of November 11, 1999



Issuer:               FitnessAge, Incorporated

To:                   Natural Alternatives International, Inc.

Warrant:              Exercisable for 150,000 shares of Common Stock

Expiration Date:      November 11, 2002

Issuance Date:        November 11, 1999




        THIS WARRANT CERTIFICATE certifies that Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, CA 92069, ("Holder"), for the value received is entitled, subject to the terms following, to purchase from FitnessAge, Inc, a Nevada Corporation (the "Company"), 150,000 (the "Shares") fully paid common shares in the Company ("Common Stock") at an exercise price ("Purchase Price") equal to the lesser of: (i) $1.00 per share; or (ii) $0.25 above the purchase price of a share of Common Stock sold by the Company in the aggregate amount of $500,000 when such sale is made on or before January 31, 2000, or if the transaction in this (ii) does not occur, then the Purchase Price shall be $0.75 per share. The exercise of this Warrant and the payment of the Purchase Price therefor shall be made at any time up to and including November 11, 2002. Such exercise of this Warrant becomes effective upon surrender to the Company, at its principal office at 4250 Executive Square, Ste. 101 La Jolla, Ca. 92037 89014, Attention: Treasurer (or at such other location as the Company may advise in writing) of this Warrant properly endorsed with the form of Subscription Agreement attached duly completed and signed with payment in cash, cashiers check or cleared funds into the Company's bank of the aggregate Purchase Price for the number of Shares for which the Warrant is being exercised, or in accordance with the net issuance provisions provided at Section 1(d) herein.

        The Purchase Price and the number of shares purchasable under this Warrant are subject to adjustment as provided in Section 3 of this Warrant.

1.      Exercise; Issue of Certificates; Payment for Shares

        (a) Term and Record Owner. This Warrant is exercisable in the manner set forth above at the option of Holder at any time up to and including November 11, 2002 for all or a portion of the Shares which may be purchased. The Company agrees that the Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares.



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        Subject to the provisions of Section 2, certificates for the Shares purchased shall be delivered to Holder by the Company's transfer agent at the Company's expense within ten (10) days after the rights represented by this Warrant have been exercised. Each share certificate so delivered shall be in such denominations of shares as requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Sections 1(b) and 2.

        b) Compliance with Law. No Shares will be issued pursuant to the exercise of this Warrant unless such issue and exercise complies with all relevant provisions of the law and the requirements of any stock exchange or automated quotation system upon which the Company's shares may then be listed. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Holder on the date on which this Warrant is exercised.

        c) Issuance of New Certificate. If less than all of the shares which may be purchased under this Warrant are exercised at any time, the Company shall issue, at its expense, a new warrant certificate evidencing the right to purchase the remaining number of shares for which no exercise has been evidenced by this Warrant.

        d) Net Issue Election. Holder may elect to convert all or a portion hereof into shares of Common Stock, without the payment of any additional consideration, by the surrender of this Warrant or such portion to Company, with the net issue election notice annexed hereto duly executed, at the principal office of Company. Thereupon, Company shall issue to Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

Where X = the number of shares of Common Stock to be issued to the Holder pursuant to this Section 1(d);
        Y = Exercise Quantity;
        A = the Fair Market Value of one share of Common Stock; and
        B = the Purchase Price

        e) Fair Market Value. "Fair Market Value" of a share of Common Stock as of a particular date means: (a) if traded on an exchange or quoted on the NASDAQ National Market System, then the average of the closing prices for the five (5) days prior to the date of the Holder's notice of exercise, (b) if conversion or exercise is on a date from the filing of, through to the effective date of, the registration statement for an underwritten public offering registered under the Securities Act, the initial public offering price (before deducting commissions, discounts or expenses) per share sold in such offering, (c) if listed by the National Daily Quotation Service "Pink Sheets," then the average of the most-recently reported bid and ask prices for the ten (10) day period ending two
(2) days prior to the day the fair market value is being determined, and (d) otherwise, the price, not less than book value, determined in good faith and in such reasonable manner as prescribed by a majority of Company's Board of Directors; provided, however, that (i) Company will notify Holder of such price within ten business days after Holder provides the Company written notice of its election; (ii) Holder will have ten business days after receipt of such notice to dispute such price by written notice to Company; and (iii) Holder will thereafter appoint an appraiser reasonably acceptable to Company to determine Fair Market Value, the costs of which Company will bear if the appraisal is 110% or more of that determined by the non-employee Directors of the Company.




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2.      Representations, Warranties and Covenants of the Company.

        (a) Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrant has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Articles and Bylaws, as amended. The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the Warrantholder for any issuance tax in respect hereof, or other cost incurred by the Company in connection with such exercise. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved the issuance and delivery of any certificate in a name other than that of the Warrant Holder.

        (b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant is not inconsistent with the Company's Articles or Bylaws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and this Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

        (c) Consents and Approvals. No consent or approval of giving of notice to, registration with or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filing will be effective by the time required thereby.

        (d) Issued Securities. All issued and outstanding shares of Common Stock, or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassesable. All outstanding shares of Common Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

               (i) The authorized capital of the Company consists of (A) 100,000,000 shares of Common Stock of which 30,206,657 shares are issued and outstanding; and (B) 25,000,000 shares of preferred stock, of which 0 (zero) shares are issued and outstanding.

               (ii) The Company has previously reserved 6,182,000 million shares of Common Stock for issuance to employees, consultants and directors pursuant to outstanding options and has reserved 5,002,916 million shares of Common Stock for issuance to employees, consultants and directors pursuant to outstanding warrants. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.




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               (iii) In accordance with the Company's Charter, no shareholder of the Company has preemptive rights to purchase the Company's Common Stock subject to this Warrant.

        (e) Exempt Transaction. Based on the Warrantholder's representations set forth in Section 4 hereof, the issuance of the Warrant and the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

        (f) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Common Stock issued upon the exercise of the Warrant in compliance with the Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such may be amended from time to time.

3.      Adjustment of Share Purchase Price and Number of Shares

        The Purchase Price and the number of Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described as follows:

        3.1 Subdivision or Combination of Shares

        In case the Company at any time a) subdivides its shares on issue into a greater number of shares, or b) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or on any other class of capital stock and not the Common Stock payable in shares of Common Stock, the Purchase Price in effect immediately prior to each subdivision shall be proportionately reduced and the number of shares issued upon exercise of this Warrant shall be proportionately increased.

        Conversely, in the case of the Company's shares on issue be combined into a smaller number of shares, the Share Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issued upon exercise of this Warrant shall be proportionately reduced.

        In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Common Stock such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section upon any exercise following such consolidation, merger, sale, transfer, or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.




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        3.2 Notice of Adjustment

        Promptly after the adjustment of the Purchase Price for any increase or decrease in the number of Shares purchasable upon exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to Holder at the address of Holder shown in the books of the Company. The notice shall be signed by an authorized officer of the Company and shall state the effective date of the adjustment and the new Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable details the method of calculation and the facts upon which such calculation is based.

4.      Investment Representations

        By receipt of this Warrant, by its execution and by its exercise in whole or in part, Holder represents to the Company the following:

               (i) it is understood that this Warrant and any Shares purchased upon its exercise are securities, the issue of which requires compliance with federal and state securities laws;

               (ii) Holder is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire such securities;

               (iii) Holder is acquiring these securities for investment only and does not have a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act"); and

               (iv) Holder acknowledges and understands that the securities constitute "restricted securities" under the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

5.      Issue Tax

        The issue of certificates for Shares upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof, provided however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

6.      No Voting or Dividend Rights; Limitation of Liability

        Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such




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holder for the Purchase Price or as a shareholder of the Company whether such liability is asserted by the Company or by its creditors.

7.      Transfer and Registration of Securities

        7.1 Warrants not Transferable

               The Warrants are not transferable in the absence of a registration statement made under the Act with respect to such Warrants, or an exemption therefrom.

        7.2 Shares Issued upon Exercise of Warrants Not Transferable

               The Shares issued to Holder upon exercise of the Warrants shall not be transferable until such time as there exists an effective registration statement with respect to those Shares under the Act, or there exists an exemption from registration.

        7.3 Restrictive Legend on Shares Issued

               In the absence of registration under the Act or an exemption therefrom as contemplated by Section 7.2, each certificate representing the Shares or any other securities issued in respect of the Shares, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY, IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SAID ACT OR SUCH LAWS, BE TRANSFERRED.

        7.4 Registration Rights

               All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registrable rights pursuant to the Investor Rights Agreement dated November 11, 1999, by and among the Company and the Holder.

8.      Modification and Waiver

        This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9.      Notices

        Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be sent by certified or registered mail, postage prepaid, to each such holder at the address shown in the books of the Company or to the Company at the address indicated therefore in the first paragraph of the Warrant Certificate.




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10.     Descriptive Headings and Governing Law

        The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without reference to the principles of conflicts of laws.

11.     Lost Warrants or Share Certificates

        The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or Share certificate representing the Warrant Shares and in the case of any such loss, theft, destruction or mutilation, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or share certificate, the Company at its expense will make and deliver a new Warrant or Share certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or Share certificate.

12. Attorney's Fees

        In any litigation, arbitration or court proceeding between the Company and the Warrant Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

13. Counterparts

        This Warrant may be executed in tow or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Remedies

        In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity an/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrant Holder will not have an adequate remedy at law and where damages will not be readily ascertainable.

15. Survival

        The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

16. Severability

        In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal




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or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

17. No Impairment

        Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holders.

18. Warrant Holder Registry

        The Company shall maintain a registry showing the name and address of the registered holders of this Warrant.



        IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed its duly authorized officers.


/s/ Michael L. Jeub                         /s/ David G. Forster
---------------------------                 ------------------------------------
Michael L. Jeub, President                  David G. Forster,
                                            Chief Financial Officer



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                                     Warrant
                           Exercise Subscription Form

To be completed and submitted to FitnessAge to exercise the Warrant.

To:                 FitnessAge, Inc.
                    4250 Executive Square, Ste 101
                    La Jolla, Ca. 92037
                    USA

Attention:          Secretary and Treasurer

Natural Alternatives International, Inc., the holder of a Warrant to purchase 150,000 shares of Common Stock, hereby irrevocably elects to exercise the purchase right represented by such Warrant and therefore purchases __________________ common shares of FitnessAge, Inc. (the "Company") at $_____ per share for a total consideration of

_____________________________________________ Dollars ($_______________).

<<Company>> requests that the certificates for the shares being acquired be issued as follows:

Name on Certificate:  _________________________________

Delivery address:     _________________________________

                      _________________________________

                      _________________________________

                      _________________________________


If the exercise of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), Natural Alternatives International, Inc. represents that:

(i) Natural Alternatives International, Inc. is acquiring the Shares for investment and is not acting as nominee or agent requiring the later distribution of the Shares and Natural Alternatives International, Inc. has not assigned or otherwise arranged for the selling, granting any participation in or otherwise distributing the same;

(ii) Natural Alternatives International, Inc. has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Company's shares;

(iii) Natural Alternatives International, Inc. has received all of the information that was requested from the Company and considers it necessary or appropriate for deciding whether to purchase the shares;



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(iv)    Natural Alternatives International, Inc. has the ability to bear the economic risks of the prospective investment;

(v) Natural Alternatives International, Inc. is able, without material financial impact, to hold the shares for an indefinite period of time and can suffer complete loss of the investment;

(vi) Natural Alternatives International, Inc. understands and agrees that the investment may not be able to be easily liquidated and the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided by the Warrant.

(vii) Natural Alternatives International, Inc. is either (A) familiar with the definition of and is an "accredited investor' within the meaning under Rule 501 of Regulation D promulgated under the Securities Act, or (B) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issue of shares upon exercise the Warrant may be made without registration under the Securities Act or any applicable state securities and Blue Sky laws; and

(viii) the address set forth is the true and correct address of Natural Alternatives International, Inc.

______________________________
DATED

______________________________
SIGNATURE

______________________________
NAME

______________________________
NAME OF OWNERSHIP ENTITY (if applicable)

                            NET ISSUE ELECTION NOTICE

To: ______________________                        Date: _______________________

        the undersigned hereby elects under Section 1(d) to surrender the right to purchase ______ Warrant Shares pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

                                         ______________________________________
                                         Signature
                                         ______________________________________
                                         Name for Registration
                                         ______________________________________
                                         Mailing Address



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                                 TRANSFER NOTICE

        (To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to__________________________________
____________________________________________________
(Please Print)

whose address is _______________________________________________________________

                      Dated: ______________________________________________

                      Holder's Signature: _________________________________

                      Holder's Address: ___________________________________

                      _____________________________________________________
                      Signature

                      Guaranteed:__________________________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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